SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 11, 2007

WESTSIDE ENERGY CORPORATION
(Exact name of registrant as specified in its Charter)

Nevada	0-49837	88-0349241
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3131 Turtle Creek Blvd., Suite 1300, Dallas, Texas	75219
Address of principal executive offices)	(Zip Code)

Registrant's telephone number,
including area code: 214/522-8990

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

On April 4, 2007, Registrant and Forest Oil Corporation (“Forest”) entered into an amendment (the “Amendment”) with regard to their three-year joint exploration agreement effective as of June 26, 2006 (the “Agreement”). Pursuant to the original terms of the Agreement, Registrant was to act as operator with respect to all wells drilled on the acreage that it partially assigned to Forest in accordance with the Agreement, and Forest was to act as operator with respect to all wells drilled on the acreage that it partially assigned to Registrant in accordance with the Agreement. The Amendment provides that, for a nine-month period commencing with the initiation of drilling operations on the next Hill County joint venture well, Forest will act as operator of all wells drilled pursuant to the Agreement, irrespective of the party that originally held rights with respect to the acreage on which the wells are drilled during the nine-month period.

The Amendment was made in recognition of the fact that Forest has fully staffed drilling and land departments to address the parties’ joint, near term, needs in Hill County and that Forest has contributed one of its quality rigs to execute the 2007 joint drilling program. This will facilitate a concerted effort by Registrant’s staff on furthering Registrant’s strategy in Ellis County as well as its North and Southwest Program areas.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective April 10, 2007, Jimmy D. Wright, a Director and the Registrant’s President and Chief Operating Officer, resigned from his seat on the Registrant’s Board of Directors and from the two foregoing offices. Mr. Wright indicated that his resignation was not due to any disagreement with Registrant, but that the reduced amount of time and attention that he would need to devote on behalf of Registrant in view of the contract amendment discussed in Item 1.01 above influenced him to reduce his role with Registrant. Registrant’s Board of Directors decided not to elect another director to fill the vacancy created by Mr. Wright’s resignation, but decided to contract the number of serving directors to five for the present. In connection with Mr. Wright’s resignation, Registrant and Mr. Wright entered into an agreement by which Mr. Wright will provide consulting services to Registrant on certain operational matters on a limited basis. Effective April 11, 2007, Douglas G. Manner, Registrant’s Chief Executive Officer, was elected as the Registrant’s President and Chief Operating Officer to succeed Mr. Wright. In view of Mr. Manner’s increased responsibilities and upon recommendation of Registrant’s Compensation Committee, Registrant’s Board of Directors increased Mr. Manner’s annual salary from $175,000 to $275,000, effective retroactively to January 1, 2007. At the same time and upon recommendation of Registrant’s Compensation Committee, Registrant’s Board of Directors increased the annual salary of Sean J. Austin, Registrant’s Vice President and Chief Financial Officer, from $160,000 to $200,000, effective retroactively to January 1, 2007. The remainder of this Item 5.02 gives additional information pertaining to the preceding matters.

Biographical Information Regarding Douglas G. Manner. Mr. Manner has been a Director since March 2005. In June 2006, he became Registrant’s Chief Executive Officer, and in April 2007 he became Registrant’s President and reassumed his former duties as Registrant’s Chief Operating Officer. From January 2006 to May 2006, he was Registrant’s Chief Operating Officer. From January 2004 to December 2005, Mr. Manner was Senior Vice President and Chief Operating Officer of Kosmos Energy, LLC, a private energy company engaged in oil and gas exploration offshore West Africa. From August 2002 through December 2003, he was President and Chief Operating Officer of White Stone Energy, LLC, a Houston-based oil and gas advisory firm. From May 2001 to June 2002, Mr. Manner was Chairman and Chief Executive Officer of Mission Resources Corporation, a Houston-based oil and gas exploration company. He was Chief Executive Officer and President of Bellwether Exploration, a Houston-based oil and gas exploration company, from June 2000 until May 2001 and became its Chairman of the Board in December 2000. From July 1998 until May 2000, Mr. Manner was Vice President and Chief Operating Officer of Gulf Canada Resources Limited. Mr. Manner began his career with Amoco Petroleum Company in 1977, and from 1981 to 1998, was a reservoir engineering consultant with Ryder Scott Petroleum Engineers, an international reservoir engineering firm. Mr. Manner received a B.S. in mechanical engineering from Rice University in 1977, and is a professional engineer certified by the Texas Board of Professional Engineers and a member of the Society of Petroleum Engineers. Mr. Manner was previously a member of the Board of Directors of Gulf Midstream Service, ROC Oil and Petrovera Energy Company and is currently a member of the Board of Directors of Cordero Energy Inc., Irvine Energy PLC, and Rio Vista Energy Partners, L.P.

Information Regarding Employment Agreement with Douglas G. Manner. Registrant has entered into a two-year employment agreement with Douglas G. Manner, Registrant’s Chief Executive Officer, President and Chief Operating Officer, that became effective on January 1, 2006 and may be terminated before January 1, 2008 upon a change of control of Registrant. The agreement (as amended) provides for an annual salary of $275,000 and a sign-on bonus payable in Registrant’s shares, the number of which, up to a maximum of 225,000 shares (and subject to vesting by thirds), equals 150% of the number of Registrant’s shares that he purchased from Registrant in cash before June 1, 2006. Mr. Manner timely purchased 150,000 shares and, accordingly, one-third or 75,000 of the bonus shares immediately vested, 75,000 of which vested on January 1, 2007 and 75,000 of which are deemed restricted shares and shall vest on January 1, 2008 if he is then employed by Registrant. The agreement also provides for grants of incentive shares in increments of 100,000 shares of Registrant’s common stock (for a total of 600,000 shares) each time that the 30-day trailing average of Registrant’s common stock’s closing price equals or exceeds in succession $5.00, $6.00, $7.00, $8.00, $9.00 and $10.00 for the first time. If a change of control of Registrant occurs, Mr. Manner has the right to terminate his employment, in which case (or upon termination by Registrant) Mr. Manner’s right to all of the remaining incentive shares shall immediately vest. Provided he meets eligibility criteria, Mr. Manner may also participate in any employee benefit plans that Registrant has or later establishes for its employees.

Information Regarding Employment Agreement with Sean J. Austin. Registrant has entered into an employment agreement, effective as of May 4, 2005, with Sean J. Austin, Registrant’s Vice President and Chief Financial Officer. Mr. Austin’s employment agreement does not have a stated term. His agreement (as amended) currently provides for an annual salary of $200,000, subject to annual review, and a grant of 25,000 shares of Registrant’s common stock, 5,000 of which vested on signing, 10,000 of which vested on May 4, 2006 and 10,000 of which are deemed restricted shares and shall vest on May 4, 2007 if he is then employed by Registrant. The agreement also provides for grants of incentive shares in increments of 20,000 shares of Registrant’s common stock (for a total of 120,000 shares) each time that the 30-day trailing average of Registrant’s common stock’s closing price equals or exceeds in succession $5.00, $6.00, $7.00, $8.00, $9.00 and $10.00 for the first time. If a change of control of Registrant occurs, Mr. Austin has the right to terminate his employment, in which case (or upon termination by Registrant) Mr. Austin’s right to all of the remaining incentive shares shall immediately vest. Provided he meets eligibility criteria, Mr. Austin may also participate in any employee benefit plans that Registrant has or later establishes for its employees.

Certain Transactions. In addition to the stock issuances described above, in May 2006, Registrant sold 150,000 shares of Registrant’s common stock to Mr. Manner and 29,972 shares to Mr. Austin, in each case at a purchase price of $3.15 per share.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTSIDE ENERGY CORPORATION
(Registrant)
Date: April 11, 2007	By:	/s/ Sean J. Austin
Sean J. Austin,
Vice President & Chief Financial Officer